UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
December 6, 2005 (November 4, 2005)
Date of report (Date of earliest event reported)
MATRIX BANCORP, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-21231	84-1233716

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

700 17th Street, Suite 2100 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
(303) 595-9898
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☒     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     On December 6, 2005, we entered into a placement agreement with our placement agent pursuant to which we currently anticipate that we will sell 5,120,000 shares of our common stock at a per share price of $19.00, subject to the closing of the private offering which is scheduled to occur on December 9, 2005. We intend to use the net proceeds of the private offering to conduct an issuer tender offer to purchase shares of our common stock at the same price per share at which shares of our common stock are sold in the private offering. We have received commitments from members of our current senior management team, who as of November 30, 2005 collectively owned approximately 2.46 million shares, or 37.2% of the total number of outstanding shares of our common stock, to tender 2.41 million shares of common stock, or 36.4% of the total number of outstanding shares of our common stock, in the tender offer. Additionally, we have received commitments from certain institutional investors, who as of November 30, 2005 collectively had investment discretion over 693,588 shares, or 10.5% of the total number of outstanding shares of our common stock, to tender 593,588 shares of common stock, or 9.0% of the total number of outstanding shares of our common stock, in the tender offer. Our issuer tender offer is expected to commence within a couple of weeks of the closing of the private offering.
     As previously disclosed, we have entered into a letter agreement with G2 Holding Corp. whereby, subject to consummation of the private offering, we will reimburse G2 Holding Corp. for certain expenses associated with recruiting and assembling our proposed new management team. All of such reimbursement, which will amount to $1,350,000, as well as our reimbursement to G2 Holding Corp. for its actual reasonable out-of pocket expenses incurred in the transaction, will now be paid in cash.
     The common stock to be sold in the private offering has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act.
Holders of our common stock are advised to read our Tender Offer Statement if and when it becomes available, as it will contain important information regarding the tender offer. We will notify all of our common stock holders if and when the Tender Offer Statement becomes available. When available, our common stock holders may get the Tender Offer Statement and other filed documents related to the tender offer for free at the U.S. Securities and Exchange Commission’s web site (www.sec.gov). In addition, our common stock holders may request a free copy of the Tender Offer Statement and other documents related to the tender offer from us following such time that it becomes available.
Item 8.01 Other Events.
      The information about our proposed issuer tender offer contained in Item 7.01 of this Report is incorporated into this Item 8.01.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATRIX BANCORP, INC.
Dated: December 6, 2005	By:	/s/ T. Allen McConnell
		Name:	T. Allen McConnell
		Title:	Senior Vice President, Secretary and General Counsel

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